Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR Q3, UP 24%; ASSET

GROWTH TO $3.0 BB; REGULAR DIVIDEND DECLARED

Medford, MA, October 9, 2012—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $14,261,000 for the nine months ended September 30, 2012, or $2.57 per Class A share diluted, an increase of 14.1% compared to net income of $12,504,000, or $2.26 per Class A share diluted, for the same period a year ago. Total assets increased 8.1% from $2.7 billion at December 31, 2011 to $3.0 billion at September 30, 2012. For the quarter ended September 30, 2012, net income totaled $5,682,000, or $1.02 per Class A share diluted, an increase of 24.0% compared to net income of $4,582,000, or $0.83 per Class A share diluted, for the same period a year ago.

Net interest income totaled $47.0 million for the first nine months of 2012 compared to $41.3 million for the same period in 2011. The 13.9% increase in net interest income for the period is due to a 10.5% increase in the average balances of earning assets, combined with a similar increase in average deposits. The net interest margin increased from 2.49% on a fully taxable equivalent basis in 2011 to 2.58% on the same basis for 2012. This was primarily the result of prepayment penalties that were collected during the third quarter. Also, interest expense decreased primarily as a result of the continued decline in market rates.

The provision for loan losses decreased by $350,000 from $3.6 million for the nine months ended September 30, 2011 to $3.3 million, for the nine months ended September 30, 2012, primarily as a result of changes in the composition of the loan portfolio. The Company capitalized on favorable market conditions for the first nine months ended September 30, 2012 and realized net gains on sales of investments of $1.1 million, compared to $1.2 million, for the same period in 2011. FDIC assessments decreased for the first nine months of 2012, primarily as a result of a decrease in the assessment rate, offset somewhat by an increase in the assessment base. The Company’s effective tax rate increased slightly from 7.5% in 2011 to 8.1% in 2012. The Company’s income tax rate has remained low primarily as a result of tax-exempt income.

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At September 30, 2012, total equity was $178.1 million compared to $160.6 million at December 31, 2011. The Company’s equity increased primarily as a result of earnings and other comprehensive income, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 6.95% at September 30, 2012, compared to 7.02% at September 30, 2011. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of September 30, 2012 was $32.10 per share compared to $29.43 at September 30, 2011.

The Company’s allowance for loan losses was $18.7 million or 1.75% of loans outstanding at September 30, 2012, compared to $16.6 million or 1.68% of loans outstanding at December 31, 2011 and $16.0 million, or 1.68% of loans outstanding at September 30, 2011. Non-performing assets totaled $5.9 million at September 30, 2012, compared to $7.0 million at December 31, 2011 and $7.4 million at September 30, 2011.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 15, 2012 to stockholders of record on November 1, 2012.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-four full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	September 30, 2012	December 31, 2011
Assets
Cash and Due From Banks	$44,198	$50,187
Federal Funds Sold and Interest-bearing Deposits In Other Banks	217,424	157,579

Short-term Investments	31,364	18,351

Securities Available-For-Sale (AFS)	1,229,099	1,258,676

Securities Held-to-Maturity	284,490	179,368

Federal Home Loan Bank of Boston stock, at cost	15,146	15,531

Loans:
Commercial & Industrial	78,567	82,404
Construction & Land Development	38,318	56,819
Commercial Real Estate	562,252	487,495
Residential Real Estate	262,426	239,307
Consumer and Other	6,661	7,681
Home Equity	116,699	110,786

Total Loans	1,064,923	984,492
Less: Allowance for Loan Losses	18,658	16,574

Net Loans	1,046,265	967,918

Bank Premises and Equipment	23,416	21,757
Accrued Interest Receivable	5,866	6,022
Goodwill	2,714	2,714
Other Assets	65,835	65,122

Total Assets	$2,965,817	$2,743,225

Liabilities
Demand Deposits	$406,681	$365,854

Interest Bearing Deposits:
Savings and NOW Deposits	832,525	708,988
Money Market Accounts	672,447	616,241
Time Deposits	431,630	433,501

Total Interest Bearing Deposits	1,936,602	1,758,730

Total Deposits	2,343,283	2,124,584

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	176,060	143,320
Other Borrowed Funds	184,144	244,143

Total Borrowed Funds	360,204	387,463

Other Liabilities	48,135	34,446
Subordinated Debentures	36,083	36,083

Total Liabilities	2,787,705	2,582,576

Total Stockholders’ Equity	178,112	160,649

Total Liabilities & Stockholders’ Equity	$2,965,817	$2,743,225

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Nine months ended September 30, 2012 and 2011

(in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Interest Income:
Loans	$14,494	$12,030	$39,114	$36,147
Securities Held-to-Maturity	1,744	1,304	5,131	4,595
Securities Available-for-Sale	5,671	6,042	17,054	17,104
Federal Funds Sold and Interest-bearing Deposits In Other Banks	170	262	457	967

Total Interest Income	22,079	19,638	61,756	58,813

Interest Expense:
Savings and NOW Deposits	584	592	1,671	2,023
Money Market Accounts	581	627	1,811	2,109
Time Deposits	1,493	2,512	4,774	7,285
Securities Sold Under Agreements to Repurchase	94	82	274	290
Other Borrowed Funds and Subordinated Debentures	2,107	1,987	6,215	5,826

Total Interest Expense	4,859	5,800	14,745	17,533

Net Interest Income	17,220	13,838	47,011	41,280

Provision For Loan Losses	1,250	1,200	3,250	3,600

Net Interest Income After Provision for Loan Losses	15,970	12,638	43,761	37,680

Other Operating Income
Service Charges on Deposit Accounts	1,977	2,031	5,887	5,854
Lockbox Fees	745	658	2,225	2,129
Net Gain on Sales of Investments	529	883	1,119	1,245
Other Income	854	931	2,481	2,651

Total Other Operating Income	4,105	4,503	11,712	11,879

Operating Expenses
Salaries and Employee Benefits	8,400	7,357	24,732	21,948
Occupancy	1,161	1,059	3,459	3,285
Equipment	627	608	1,754	1,700
FDIC Assessment	450	413	1,302	1,612
Other	3,070	2,618	8,712	7,495

Total Operating Expenses	13,708	12,055	39,959	36,040

Income Before Income Taxes	6,367	5,086	15,514	13,519

Income Tax Expense	685	504	1,253	1,015

Net Income	$5,682	$4,582	$14,261	$12,504

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	September 30, 2012	September 30, 2011
Assets
Cash and Due From Banks	$53,085	$52,444
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	212,417	305,717

Securities Available-For-Sale (AFS)	1,240,943	1,038,455
Securities Held-to-Maturity	266,686	189,100

Total Loans	1,019,609	946,905
Less: Allowance for Loan Losses	17,748	15,517

Net Loans	1,001,861	931,388

Unrealized Gain on Securities AFS	17,631	9,710
Bank Premises and Equipment	22,490	21,416
Accrued Interest Receivable	6,124	6,806
Goodwill	2,714	2,714
Other Assets	68,339	63,971

Total Assets	$2,892,290	$2,621,721

Liabilities
Demand Deposits	$385,440	$321,340

Interest Bearing Deposits:
Savings and NOW Deposits	845,057	728,238
Money Market Accounts	657,614	575,785
Time Deposits	413,124	489,808

Total Interest Bearing Deposits	1,915,795	1,793,831

Total Deposits	2,301,235	2,115,171

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	166,941	121,750
Other Borrowed Funds	181,620	166,637

Total Borrowed Funds	348,561	288,387

Other Liabilities	37,066	29,160
Subordinated Debentures	36,083	36,083

Total Liabilities	2,722,945	2,468,801

Total Stockholders’ Equity	169,345	152,920

Total Liabilities & Stockholders’ Equity	$2,892,290	$2,621,721

Total Average Earning Assets - QTD	$2,813,626	$2,554,158

Total Average Earning Assets - YTD	$2,739,655	$2,480,177

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	September 30, 2012	September 30, 2011
Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.02	$0.83
Earnings per average Class A share, diluted, year-to-date	$2.57	$2.26
Return on average assets, year-to-date	0.66%	0.64%
Return on average stockholders’ equity, year-to-date	11.25%	10.93%
Net interest margin (taxable equivalent), quarter	2.73%	2.42%
Net interest margin (taxable equivalent), year-to-date	2.58%	2.49%
Efficiency ratio, year-to-date	61.8%	62.0%
Book value per share	$32.10	$29.43
Tangible book value per share	$31.61	$28.90
Tangible capital / tangible assets	5.92%	6.02%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,549,810	5,541,646
Average Class A shares outstanding, diluted, year-to-date	5,548,133	5,541,711

Shares outstanding Class A	3,561,804	3,546,217
Shares outstanding Class B	1,986,880	1,994,380

Total shares outstanding at period end	5,548,684	5,540,597

Asset Quality and Other Data:

Allowance for loan losses / loans	1.75%	1.68%
Nonaccrual loans	$5,458	$6,103
Nonperforming assets	$5,858	$7,403
Loans 90 days past due and still accruing	$—	$38
Accruing troubled debt restructures	$2,227	$3,909
Net charge-offs, year-to-date	$1,166	$1,652

Leverage ratio	6.95%	7.02%
Tier 1 risk weighted capital ratio	14.44%	14.82%
Total risk weighted capital ratio	15.69%	16.07%
Total risk weighted assets	$1,421,173	$1,273,134